Exhibit 99.1

Axovant Sciences Announces $55.0 Million Venture Debt Financing from Hercules Capital

BASEL, Switzerland, Feb. 3, 2017 /PRNewswire/ — Axovant Sciences (NYSE: AXON), a leading clinical-stage biopharmaceutical company focused on the treatment of dementia, today announced that it has entered into a $55.0 million debt financing agreement with Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”), a leader in customized debt financing for companies in life sciences and technology-related markets.

“This financing provides Axovant additional flexibility to pursue its mission of developing comprehensive solutions for patients with dementia,” stated Vivek Ramaswamy, Chief Executive Officer of Axovant Sciences. “We are excited to be working with the Hercules team that has a long history of supporting innovative life sciences companies.”

“Hercules is pleased to enter into this financing partnership with Axovant at this important stage to allow it to continue to advance and expand its pipeline and achieve its growth objectives,” said Scott Bluestein, Chief Investment Officer at Hercules Capital. “This investment in Axovant provides another example of our ability to finance life sciences companies through multiple stages of development and through various value inflection points.”

The full amount of the $55.0 million loan was funded upon closing. The loan will mature on March 1, 2021. Payments under the loan are interest only for a period of 18 months, followed by equal monthly installments of principal and interest thereafter. The interest-only period may be extended to 24 months contingent upon Axovant achieving certain clinical development milestones. In connection with the debt financing, Axovant issued Hercules a warrant to purchase up to 274,086 of its common shares at an exercise price of $12.04 per share.

Further information with respect to the debt financing agreement with Hercules will be contained in a Current Report to be filed on Form 8-K by Axovant with the Securities and Exchange Commission.

About Axovant Sciences

Axovant Sciences is a global clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for the treatment of dementia, including Alzheimer’s disease and Lewy body dementia. Our vision is to become the leading company focused on the treatment of dementia by addressing all forms and aspects of this condition.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.3 billion to over 360 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements about Axovant and various elements of its clinical development, regulatory, and financial strategy. Forward-looking statements can be identified by words such as “anticipate,” “become,” “vision,” “continue,” “intend,” “plan,” “goal,” “seek,” “believe,” “potential,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “could,” “should,” “will” or other similar expressions that are predictions or indicate future events, trends or prospects.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Axovant’s business in general, see the “Risk Factors” section of our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2016, and other filings that Axovant makes with the Securities and Exchange Commission from time to time. These forward-looking statements are based on information available to Axovant as of the date of this press release and speak only as of the date of this release. Axovant disclaims any obligation to update these forward-looking statements, except as may be required by law.

Source: Axovant Sciences

Contact:

Jonathan Neely

Head, Investor Relations and Corporate Communications

Axovant Sciences, Inc.

(212) 634-9744

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